                                                                  EXHIBIT 99.m20

                     AMENDMENT NO. 6 TO MASTER DISTRIBUTION
                    AND INDIVIDUAL SHAREHOLDER SERVICES PLAN

                                       OF

                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                       AMERICAN CENTURY MUTUAL FUNDS, INC.

               AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                     C CLASS

     THIS AMENDMENT NO. 6 TO MASTER DISTRIBUTION AND INDIVIDUAL SHAREHOLDER
SERVICES PLAN is made as of the 30th day of March, 2006 by each of the above named corporations (the "Issuers"). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Master Distribution and
Individual Shareholder Services Plan.

                                    RECITALS

     WHEREAS, the Issuers are parties to a certain Master Distribution and
Individual Shareholder Services Plan dated March 1, 2001, to be effective May 1,
2001 and amended April 30, 2001, September 3, 2002, February 27, 2004; September
30, 2004 and November 17, 2004 (the "Plan"); and

     WHEREAS, American Century Mutual Funds, Inc., has added two new series,
Small Cap Growth Fund and Mid Cap Growth Fund (the " ACMF New Funds"), for which the Fund's board has established a C class of shares; and

     WHEREAS, American Century World Mutual Funds, Inc. has added a new series,
International Value Fund (the "ACWMF New Fund", ACMF New Funds and ACWMF New
Fund collectively the "New Funds") for which the Fund's board has established a
C class of shares; and

     WHEREAS, the parties desire to amend the Plan to adopt the Plan on behalf of the New Fund;

     NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

     1. American Century Mutual Funds, Inc. and American Century World Mutual
Funds, Inc. hereby adopt the Plan on behalf of the New Funds, in accordance with
Rule 12b-1 under the 1940 Act and on the terms and conditions contained in the
Plan.

     2. Schedule A to the Plan is hereby amended by deleting the text thereof in its entirety and inserting in lieu therefor the Schedule A attached hereto.

     3. After the date hereof, all references to the Plan shall be deemed to mean the Master Distribution and Individual Shareholder Services Plan, as
amended by this Amendment No. 6.

     4. In the event of a conflict between the terms of this Amendment No. 6 and the Plan, it is the intention of the parties that the terms of this Amendment
No. 6 shall control and the Plan shall be interpreted on that basis. To the extent the provisions of the Plan have not been amended by this Amendment No. 6, the parties hereby confirm and ratify the Plan.

     5. This Amendment No. 6 may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment No. 6 as of the date first above written.

                                    AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
                                    AMERICAN CENTURY MUTUAL FUNDS, INC.
                                    AMERICAN CENTURY STRATEGIC ASSET
                                      ALLOCATIONS, INC.
                                    AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.

                                    BY:  /s/ Charles A. Etherington
                                         ---------------------------------------
                                         Charles A. Etherington
                                         Vice President of each of the Issuers

                                   SCHEDULE A

                         SERIES OFFERING C CLASS SHARES

Series                                                    Date Plan Adopted
------                                                    -----------------

AMERICAN CENTURY CAPITAL PORTFOLIOS, INC.
>>       Equity Income Fund                               May 1, 2001
>>       Value Fund                                       May 1, 2001
>>       Small Cap Value Fund                             May 1, 2001
>>       Large Company Value Fund                         May 1, 2001
AMERICAN CENTURY MUTUAL FUNDS, INC.
>>       Growth Fund                                      May 1, 2001
>>       Ultra Fund                                       May 1, 2001
>>       Vista Fund                                       May 1, 2001
>>       Heritage Fund                                    May 1, 2001
>>       Select Fund                                      September 3, 2002
>>       New Opportunities II Fund                        September 3, 2002
>>       Large Company Growth Fund                        September 3, 2002
>>       Capital Growth Fund                              February 27, 2004
>>       Fundamental Equity Fund                          November 17, 2004
>>       Small Cap Growth Fund                            March 30, 2006
>>       Mid Cap Growth Fund                              March 30, 2006
AMERICAN CENTURY STRATEGIC ASSET ALLOCATIONS, INC.
>>       Strategic Allocation: Aggressive Fund            May 1, 2001
>>       Strategic Allocation: Moderate Fund              May 1, 2001
>>       Strategic Allocation: Conservative Fund          September 30, 2004
AMERICAN CENTURY WORLD MUTUAL FUNDS, INC.
>>       Global Growth Fund                               May 1, 2001
>>       International Growth Fund                        May 1, 2001
>>       Life Sciences Fund                               May 1, 2001
>>       Technology Fund                                  May 1, 2001
>>       Emerging Markets Fund                            May 1, 2001
>>       European Growth Fund                             May 1, 2001
>>       International Value Fund                         March 30, 2006

By:    /s/ Charles A. Etherington
       -------------------------------
Name:  Charles A. Etherington
Title: Vice President
Date:  March 30, 2006

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